As filed with the Securities and Exchange Commission on June 24, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0683487
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip code)

Puma Biotechnology, Inc. 2011 Incentive Award Plan

(Full title of the plan)

Alan H. Auerbach

President and Chief Executive Officer

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(424) 248-6500

Copy to:

B. Shayne Kennedy

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	257,958 shares	$73.32 (2)	$18,913,481	$2,437
Common Stock, par value $0.0001 per share	2,742,042 shares(3)	$59.13 (4)	$162,136,944	$20,884
Totals:	3,000,000 shares	—	$181,050,425	$23,321

(1)	The Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “2011 Plan”) authorizes the issuance of shares of common stock, par value $0.0001 per share, of the registrant (“Common Stock”), of which 3,000,000 shares are being registered hereunder, and 3,529,412 shares have been registered previously on Form S-8 (Reg. No. 333-181703). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional shares of Common Stock that become issuable under the 2011 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $73.32 per share for the outstanding stock options included above.
(3)	Represents 2,742,042 additional shares of Common Stock available for future issuance under the 2011 Plan.
(4)	Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee on the basis of the average of the high and low selling price per share of Common Stock, as reported on the New York Stock Exchange on June 19, 2014, which was $59.13 per share.

INTRODUCTION

On June 10, 2014, the stockholders of Puma Biotechnology, Inc. (the “Company”) approved an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”) increasing the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable under the Plan by 3,000,000 shares. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 3,529,412 shares of Common Stock issuable under the Plan on the registration statement on Form S-8 (Reg. No. 333-181703) filed with the Commission on May 25, 2012 (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 3,000,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. In addition, the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on October 16, 2012, and any subsequent amendment thereto filed for the purpose of updating such description is incorporated herein by reference.

Experts

The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 have been audited by PKF, Certified Public Accountants, a Professional Corporation, the Company’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 8. Exhibits.

See Exhibit Index attached to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 24th day of June, 2014.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan H. Auerbach and Charles R. Eyler, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan H. Auerbach Alan H. Auerbach	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer	June 24, 2014

/s/ Charles R. Eyler Charles R. Eyler	Senior Vice President, Finance and Administration and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2014

/s/ Thomas R. Malley	Director	June 24, 2014
Thomas R. Malley

/s/ Jay M. Moyes	Director	June 24, 2014
Jay M. Moyes

/s/ Troy E. Wilson	Director	June 24, 2014
Troy E. Wilson

EXHIBIT INDEX

			Incorporation by Reference
Exhibit No.		Description	Form	Exhibit	Filing Date

4.1		Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 14, 2011	DEF 14C	Appendix I	10/24/2011

4.2		Bylaws of Puma Biotechnology, Inc.	10-SB	3.2	9/14/2007

4.3		Form of Common Stock Certificate	S-1/A	4.1	2/1/2012

5.1	+	Opinion of Latham & Watkins LLP

23.1	+	Consent of PKF, Certified Public Accountants, A Professional Corporation

23.2	+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	+	Power of Attorney (included on signature page)

99.1		Puma Biotechnology, Inc. 2011 Incentive Award Plan	8-K	10.4	10/11/2011

99.2		First Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan	DEFR14A	Appendix A	6/4/2014

99.3		Form of Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2011 Incentive Award Plan	10-K	10.5	3/29/2012

99.4		Form of Chief Executive Officer Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2011 Incentive Award Plan	10-K	10.6	3/29/2012

99.5		Form of Performance Share Award Grant Notice and Performance Share Award Agreement, issued pursuant to the 2011 Incentive Award Plan	10-K	10.2(d)	3/3/2014

+	Filed herewith